EXHIBIT 10.4

NEW SOUTHERN BANK 2001 STOCK INCENTIVE PLAN,

AS AMENDED

FIRST AMENDMENT TO THE

NEW SOUTHERN BANK

2001 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of                         , 2002, by NEW SOUTHERN BANK, a bank organized under the laws of the state of Georgia (the “Bank”).

WHEREAS, the Bank maintains the New South Bank 2001 Stock Incentive Plan (the “Plan”), which was adopted by the Bank’s Board of Directors as of                                   , 2001;

WHEREAS, since the Plan was adopted by the Bank’s Board of Directors, the name of the Bank has been changed to New Southern Bank; and

WHEREAS, the Bank desires to amend the Plan to reflect the change in the name of the Bank.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of                       , the Company does hereby amend the Plan in all relevant sections to reflect the name of the Plan as the “New Southern Bank 2001 Stock Incentive Plan.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Bank has caused this First Amendment to be executed, effective as of the date first above written.

NEW SOUTHERN BANK

By:

Title:

NEW SOUTHERN BANK

2001 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

SECTION 1	DEFINITIONS
1.1	Definitions

SECTION 2	THE STOCK INCENTIVE PLAN
2.1	Purpose of the Plan
2.2	Stock Subject to the Plan
2.3	Administration of the Plan
2.4	Eligibility and Limits

SECTION 3	TERMS OF STOCK INCENTIVES
3.1	General Terms and Conditions
3.2	Terms and Conditions of Options
(a) Option Price
(b) Option Term
(c) Payment
(d) Conditions to the Exercise of an Option
(e) Termination of Incentive Stock Option
(f) Special Provisions for Certain Substitute Options
3.3	Treatment of Awards Upon Termination of Service

SECTION 4	RESTRICTIONS ON STOCK
4.1	Escrow of Shares
4.2	Restrictions on Transfer

SECTION 5	GENERAL PROVISIONS
5.1	Withholding
5.2	Changes in Capitalization; Merger; Liquidation
5.3	Cash Awards
5.4	Compliance with Code
5.5	Right to Terminate Service
5.6	Restrictions on Delivery and Sale of Shares; Legends
5.7	Non-Alienation of Benefits
5.8	Termination and Amendment of the Plan
5.9	Stockholder Approval
5.10	Choice of Law
5.11	Effective Date of the Plan

NEW SOUTHERN BANK

2001 STOCK INCENTIVE PLAN

SECTION 1  DEFINITIONS

1.1                                 Definitions.  Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)                                  “Affiliate” means

(1)                                  any Subsidiary or Parent;

(2)                                  an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Bank, as determined by the Bank; or

(3)                                  any entity in which the Bank has such a significant interest that the Bank determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Bank.

(b)                                 “Bank” means New Southern Bank, a proposed state bank.

(c)                                  “Board of Directors” means the board of directors of the Bank.

(d)                                 “Cause” has the same meaning as provided in the employment agreement between the Participant and the Bank or Affiliate(s) on the date of Termination of Service, or if no such definition or employment agreement exists, “Cause” means conduct amounting to  (1) fraud or dishonesty against the Bank or Affiliate(s); (2) Participant’s willful misconduct, repeated refusal to follow the reasonable directions of the Board of Directors or knowing violation of law in the course of performance of the duties of Participant’s service with the Bank or Affiliate(s); (3) repeated absences from work without a reasonable excuse; (4) repeated intoxication with alcohol or drugs while on the Bank’s or Affiliate(s)’ premises during regular business hours; (5) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty; or (6) a breach or violation of the terms of any agreement to which Participant and the Bank or Affiliate(s) are party.

(e)                                  “Change in Control” means any one of the following events which may occur after the date the Stock Incentive is granted:

(1)                                  the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Bank, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote forty percent (40%) or more of any class of voting securities of the Bank;

(2)                                  within any twelve-month period the persons who were directors of the Bank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

(3)                                  a reorganization, merger or consolidation, with respect to which persons who were the stockholders of the Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(4)                                  the sale, transfer or assignment of all or substantially all of the assets of the Bank to any third party.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Committee” means the committee appointed by the Board of Directors to administer the Plan pursuant to Plan Section 2.3.  If the Committee has not been appointed, the Board of Directors in its entirety shall constitute the Committee.

(h)                                 “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Bank or an Affiliate for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability shall be made by the Board of Directors and shall be supported by advice of a physician competent in the area to which such Disability relates.

(i)                                     “Disposition” means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

(j)                                     “Fair Market Value” with regard to a date means:.

(1)                                  the price at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the national securities exchange selected by the Committee on which the shares of Stock are then actively traded or, if applicable, as reported by the Nasdaq Stock Market;

(2)                                  if such market information is not published on a regular basis, the price of Stock in the over-the-counter market on that date or the last business day prior to that date as reported by the Nasdaq Stock Market or, if not so reported, by a generally accepted reporting service; or

(3)                                  if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Bank, if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the applicable date, the average of the high and low prices as of the applicable date or for a period certain ending on such date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value.

(k)                                  “Incentive Stock Option” means an incentive stock option, as defined in Code Section 422, described in Plan Section 3.2.

(l)                                     “Non-Qualified Stock Option” means a stock option, other than an option qualifying as an Incentive Stock Option, described in Plan Section 3.2.

(m)                               “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(n)                                 “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than ten percent (10%) of the total combined voting power of the Bank or one of its Parents or Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(o)                                 “Parent” means any corporation (other than the Bank) in an unbroken chain of corporations ending with the Bank if, with respect to Incentive Stock Options, at the time of granting of the Incentive Stock Option, each of the corporations other than the Bank owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(p)                                 “Participant” means an individual who receives a Stock Incentive hereunder.

(q)                                 “Plan” means the New Southern Bank 2001 Stock Incentive Plan.

(r)                                    “Stock” means the Bank’s common stock, $5.00 par value per share.

(s)                                  “Stock Incentive Agreement” means an agreement between the Bank and a Participant or other documentation evidencing an award of a Stock Incentive.

(t)                                    “Stock Incentives” means, collectively, Incentive Stock Options and Non-Qualified Stock Options.

(u)                                 “Subsidiary” means any corporation (other than the Bank) in an unbroken chain of corporations beginning with the Bank if, with respect to Incentive Stock Options, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissable under Section 424(f) or regulations or rulings thereunder.

(v)                                 “Termination of Service” means the termination of the service relationship, whether employment or otherwise, between a Participant and the Bank and any Affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for Cause.

SECTION 2  THE STOCK INCENTIVE PLAN

2.1                                 Purpose of the Plan.  The Plan is intended to (a) provide incentives to employees, directors and organizers of the Bank and its Affiliates to stimulate their efforts toward the continued success of the Bank and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Bank; (b) encourage stock ownership by employees, directors and organizers by providing them with a means to acquire a proprietary interest in the Bank by acquiring shares of Stock; and (c) provide a means of obtaining and rewarding key personnel.

2.2                                 Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, 80,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives.  At such time as the Bank becomes subject to Section 16 of the Exchange Act, at no time shall the Bank have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

2.3                                 Administration of the Plan.  The Plan shall be administered by the Committee.  The members of the Committee shall consist solely of at least two members of the Board of Directors.  During those periods that the Bank is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, the Board of Directors shall consider the advisability of whether each Committee member shall qualify as an “outside director” as defined in Treasury Regulations §1.162-27(e) as promulgated by the Internal Revenue Service and a “non-employee director” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.  The Committee shall have full authority in its discretion to determine the employees, directors and organizers of the Bank or its Affiliates to whom Stock Incentives shall be granted and the terms and provisions of Stock Incentives subject to the Plan.  Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions shall be final and binding on all Participants.  Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee.  Vacancies on the Committee shall be filled by the Board of Directors.

The Committee shall select one of its members as chairman and shall hold meetings at the times and in the places as it may deem advisable.  Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

2.4                                 Eligibility and Limits.  Stock Incentives may be granted only to employees, directors and organizers of the Bank or any Affiliate; provided, however, that an Incentive Stock Option may only be granted to an employee of the Bank or any Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Bank and its Parents and Subsidiaries shall not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded shall be treated as Non-Qualified Stock Option(s).  On such date as required by Code Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any calendar year to an employee may not exceed 50,000, subject to adjustment in accordance with Section 5.2.  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4.  If, after grant, the exercise price of an Option is reduced, the transaction shall be treated as the cancellation of the Option and the grant of a new Option.  If an Option is deemed to be cancelled as described in the preceding sentence, the Option that is deemed to be cancelled and the Option that is deemed to be granted shall both be counted against the maximum number of shares for which Options may be granted to an employee during any calendar year.

SECTION 3  TERMS OF STOCK INCENTIVES

3.1                                 General Terms and Conditions.

(a)                                  The number of shares of Stock as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2, as to the total number of shares available for grants under the Plan.

(b)                                 Each Stock Incentive shall be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine is appropriate.  Each Stock Incentive Agreement shall be subject to the terms of the Plan and any provision in a Stock Incentive Agreement  that is inconsistent with the Plan shall be null and void.

(c)                                  The date a Stock Incentive is granted shall be the date on which the Committee has approved the terms of, and satisfaction of any conditions applicable to, the grant of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

(d)                                 The Committee may provide in any Stock Incentive Agreement (or subsequent to the award of a Stock Incentive but prior to its expiration or cancellation, as the case may be) that, in the event of a Change in Control, the Stock Incentive shall or may be cashed out on the basis of any price not greater than the highest price paid for a share of Stock in any transaction reported by any market or system selected by the Committee on which the shares of Stock are then actively traded during a specified period immediately preceding or including the date of the Change in Control or offered for a share of Stock in any tender offer occurring during a specified period immediately preceding or including the date the tender offer commences; provided that, in no case shall any such specified period exceed three (3) months (the “Change in Control Price”).  For purposes of this Subsection, any Option shall be cashed out on the basis of the excess, if any, of the Change in Control Price over the Exercise Price to the extent the Option is then exercisable in accordance with the terms of the Option and the Plan.

(e)                                  Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive.  Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement.

(f)                                    Stock Incentives shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of the death of the Participant, by the personal representative of the Participant’s estate or if no personal representative has been appointed, by the successor in interest determined under the Participant’s will.

3.2                                 Terms and Conditions of Options.  Each Option granted under the Plan shall be evidenced by a Stock Incentive Agreement.  At the time any Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option.  At the time any Incentive Stock Option is exercised, the Bank shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or approved by the Bank’s stockholders.  All Options shall provide that the primary Federal regulator of the Bank may require a Participant to exercise an Option in whole or in part if the capital of the Bank falls below minimum requirements and shall further provide that, if the Participant fails to so exercise any such portion of the Option, that portion of the Option shall be forfeited.

(a)                                  Option Price.   Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option shall be as set forth in the applicable Stock Incentive Agreement.  With respect to each grant of an Incentive Stock Option to a Participant who is not an Over 10% Owner, the Exercise Price per share shall not be less than the Fair Market Value on the date the Option is granted.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value on the date the Option is granted.  With respect to each grant of a Non-Qualified Stock Option, the Exercise Price per share shall be no less than the Fair Market Value.

(b)                                 Option Term.  The term of an Option shall be as specified in the applicable Stock Incentive Agreement; provided, however that any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted and any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.

(c)                                  Payment.  Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in cash or, if the Stock Incentive Agreement provides, in a cashless exercise through a broker.   In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Bank financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion.  Payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, shall have none of the rights of a stockholder.

(d)                                 Conditions to the Exercise of an Option.  Each Option granted under the Plan shall be exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term notwithstanding any provision of the Stock Incentive Agreement to the contrary.  Notwithstanding the foregoing, no Option granted prior to the third anniversary of the date the Bank opens for business shall contain provisions which allow the Option to become vested and exercisable at a rate faster than in equal, annual one-third increments commencing with the first anniversary of the Option’s grant date.

(e)                                  Termination of Incentive Stock Option Status.  With respect to an Incentive Stock Option, in the event of the termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate and become unexercisable no later than three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, up to one (1) year may be substituted for such three (3) month period.  For purposes of this Subsection (e), termination of employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)                                    Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3                                 Treatment of Awards Upon Termination of Service.  Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who suffers a Termination of Service may be cancelled, accelerated, paid or continued, as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.  The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Service or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4  RESTRICTIONS ON STOCK

4.1                                 Escrow of Shares.  Any certificates representing the shares of Stock issued under the Plan shall be issued in the Participant’s name, but, if the Stock Incentive Agreement so provides, the shares of Stock shall be held by a custodian designated by the Committee (the “Custodian”).  Each applicable Stock Incentive Agreement providing for transfer of shares of Stock to the Custodian shall appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Bank any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement.  During the period that the Custodian holds the shares subject to this Section, the Participant shall be entitled to all rights, except as provided in the applicable Stock Incentive Agreement, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock held by the Custodian shall, as the Committee may provide in the applicable Stock Incentive Agreement, be paid directly to the Participant or, in the alternative, be retained by the Custodian until the expiration of the term specified in the applicable Stock Incentive Agreement and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Bank, as applicable.

4.2                                 Restrictions on Transfer.  The Participant shall not have the right to make or permit to exist any Disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement.  Any Disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement shall be void.  The Bank shall not recognize, or have the duty to recognize, any Disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement, and the shares so transferred shall continue to be bound by the Plan and the applicable Stock Incentive Agreement.

SECTION 5  GENERAL PROVISIONS

5.1                                 Withholding.  The Bank shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Bank proposes or is required to issue or transfer shares of Stock under the Plan, the Bank shall have the right to require the recipient to remit to the Bank an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares.  A Participant may pay the withholding obligation in cash, by tendering shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise or, if the applicable Stock Incentive Agreement provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a “Withholding Election”).  A Participant may make a Withholding Election only if both of the following conditions are met:

(a)                                  The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Bank a properly completed notice of Withholding Election as prescribed by the Committee; and

(b)                                 Any Withholding Election made will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

5.2                                 Changes in Capitalization; Merger; Liquidation.

(a)                                  The number of shares of Stock reserved for the grant of Options, the maximum number of shares of Stock for which Options may be granted to any individual during any calendar year, the number of shares of Stock reserved for issuance upon the exercise of each outstanding Option, and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of an ordinary stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Bank.

(b)                                 In the event of any merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Bank’s assets, other change in the corporate structure of the Bank or its Stock (including any Change in Control) or tender offer for shares of Stock, the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect or in anticipation of such merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Bank’s assets, other change in corporate structure or tender offer, including, without limitation; the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards (with or without the payment of any consideration), the acceleration of awards or the removal of restrictions on outstanding awards, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in the event of any such merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Bank’s assets, other change in the corporate structure of the Bank or its Stock or tender offer for shares of Stock or the termination of outstanding awards in exchange for the cash value, as determined in good faith by the Committee of the vested and/or unvested portion of the award.  The Committee’s general authority under this Section 5.2 is limited by and subject to all other express provisions of the Plan.  Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive.

(c)                                  The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3                                 Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4                                 Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder shall be construed in such a manner as to effectuate that intent.

5.5                                 Right to Terminate Service.  Nothing in the Plan or in any Stock Incentive Agreement shall confer upon any Participant the right to continue as an employee, director, organizer or officer of the Bank or affect the right of the Bank to terminate the Participant’s services at any time.

5.6                                 Restrictions on Delivery and Sale of Shares; Legends.  Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Bank shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Bank may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Bank, in its discretion, shall deem appropriate.

5.7                                 Non-Alienation of Benefits.  Other than as specifically provided herein, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.8                                 Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Bank if such approval is necessary or advisable with respect to tax, securities or other applicable laws.  No such termination or amendment without the consent of the holder of a Stock Incentive shall adversely affect the rights of the Participant under such Stock Incentive.

5.9                                 Stockholder Approval.   The Plan must be submitted to the stockholders of the Bank for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

5.10                           Choice of Law.  The laws of the State of Georgia shall govern the Plan, to the extent not preempted by federal law.

5.11                           Effective Date of the Plan.  The Plan was approved by the Board of Directors as of                                     , 2001 and will be effective as of that date.

NEW SOUTHERN BANK

By:

Title:
ATTEST:

Secretary

[SEAL]